                     SEPARATION AGREEMENT AND MUTUAL RELEASE

This Separation Agreement and Mutual Release ("Agreement") is made by and among
SURFNETMEDIA GROUP, INC., a Delaware corporation ("SurfNet"), SURFNET NEW MEDIA,
INC., an Arizona corporation (the "Subsidiary") and KAREN B. HAUGHT ("Haught").
SurfNet and the Subsidiary are sometimes hereinafter referred to collectively as the "Company." The Company and Haught are sometimes hereinafter referred to collectively as the "Parties."

                                    RECITAL:

        A. Haught has been an employee and officer of the Company since
           October 2003.

        B. The Parties have mutually agreed to terminate their business relationship, to release each other from any claims arising from or related to this relationship and to enter into this Agreement.

In consideration of the mutual promises made herein and other valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1. TERMINATION OF EMPLOYMENT; SERVICE ON BOARD OF DIRECTORS. Haught and the
   Company acknowledge and agree that Haught's employment as Senior Vice
   President Sales of the Company and service on the Board of Directors of the
   Company terminated effective at the close of business on March 2, 2004 (the
   "Termination Date").

2. SEVERANCE BENEFIT. In consideration for the release of claims set forth below and other obligations under this Agreement, and provided this
   Agreement is signed by Haught and not revoked under Section 7 herein, and further provided that Haught remains in full compliance with her obligations to the Company under this Agreement, the Company will pay
   Haught as a severance benefit the payment of two thousand five hundred dollars ($2,500.00) per month for an eight-month period (the "Severance
   Period"). Each severance payment will be reduced by applicable tax withholding and will be paid in accordance with the Company's regular payroll schedule and practices. The first severance payment will be made on the first regular payroll date following the Effective Date of this
   Agreement (as defined in Section 18 below).

3. EMPLOYEE BENEFITS. Haught will not be entitled to participate in any of the
   Company's benefit plans or programs offered to employees of the Company after the Termination Date.

4. STOCK INTERESTS. Haught will be entitled to retain thirty thousand
   (300,000) shares of the Company's restricted common stock out of one hundred twenty thousand (120,000) shares issued to her subject to substantial risk of forfeiture pursuant to a Term Sheet dated October 1,
   2003. Upon execution hereof, the Company will direct its transfer agent to issue a certificate for thirty thousand (30,000) shares (the "Vested
   Shares"). The Vested Shares will have registration rights as provided in the Registration Rights Agreement between Haught and the Company of even date herewith attached hereto as Exhibit A.

5. NO OTHER PAYMENTS DUE. Haught agrees that the Company paid to Haught on or before the Termination Date her accrued salary, accrued vacation and other sums as were then due to Haught through such date. By executing this
   Agreement, Haught hereby acknowledges receipt of all such payments.

6. RELEASE OF CLAIMS. In consideration for the obligations of both Parties set forth in this Agreement, Haught and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, stockholders, administrators, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

        (1) any and all claims relating to or arising from Haught's employment and directorship relationships with the Company and the termination of those relationships;

        (2) any and all claims relating to, or arising from, Haught's right to purchase, or actual purchase of shares of stock of the Company;

        (3) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

        (4) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights
            Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in
            Employment Act of 1967, the federal and state family leave acts, the
            Older Workers' Benefit Protection Act and the Americans with
            Disabilities Act of 1990;

        (5) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

        (6) any and all claims for attorneys' fees and costs.

            The Company and Haught agree that the release set forth in this
            Section 6 will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or specified under this Agreement.

7. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Haught acknowledges that he is waiving and releasing any rights he may have under the Age
   Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Haught and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the date of this Agreement. Haught acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Haught was already entitled. Haught further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following her execution of this Agreement to revoke the
   Agreement (the "Revocation Period"). This Agreement will not be effective until the Revocation Period has expired.

8. OTHER CLAIMS. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement.

9. OTHER COVENANTS.

        a. ADVISORY BOARD. At the Company's request, Haught will serve on a business advisory board for a term ending on February 28, 2005.

        b. CONFIDENTIAL INFORMATION. Haught understands and agrees that her obligations to the Company under the Nondisclosure Agreement between
           Haught and the Company of even date herewith, a copy of which is attached hereto as Exhibit B, survive the termination of her relationship with the Company under this Agreement. Haught agrees that at all times hereafter he will continue to maintain the
           confidentiality of all confidential and proprietary information of the
           Company as provided by the Nondisclosure Agreement and that he will not intentionally divulge, furnish or make available to any party any confidential and proprietary information of the Company, until after such time as such information has become publicly known otherwise than by act of collusion of Haught.

        c. CONFIDENTIALITY OF THIS AGREEMENT. The Parties each agree to use their best efforts to maintain in confidence the existence of this
           Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Separation Information"). Each Party will take every reasonable precaution to prevent disclosure of any Separation Information to third parties, except as may be or has been disclosed in a press release and except for disclosures required by law or necessary to effectuate the terms of this Agreement. Haught understands and acknowledges that Company may be required to file a copy of this
           Agreement with the Securities and Exchange Commission and to disclose its terms in Company's next proxy statement. The Parties agree to take every precaution to disclose Separation Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Separation Information.

        d. SEC REPORTING. Haught will cooperate with the Company in providing information with respect to all reports required to be filed by the
           Company with the Securities and Exchange Commission as they relate to required information with respect to Haught.

        e. NONCOMPETITION. During the period from the Termination Date through the end of the Severance Period, Haught agrees that he will not engage in any employment, consulting or business relationship with any company that is in competition with the Company.

        f. NON-DISPARAGEMENT. Each Party will refrain from any disparagement, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

        g. BREACH OF THIS AGREEMENT. Haught acknowledges that upon material breach of any provision of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Haught agrees that in addition to any other remedies which the Company may have for any breach of this Agreement or otherwise, including termination of the
           Company's obligations to provide the salary, benefits and stock vesting to Haught as described in Sections 2, 3 and 4 of this
           Agreement, the Company will be entitled to obtain equitable relief including specific performance, injunctions and restraining Haught from committing or continuing any such violation of this Agreement.
           Haught further agrees that if the Company ceases such payments and benefits as a result of Haught's breach of this Agreement, the waiver and release set forth in this Agreement will remain in full force and effect at all times in the future.

10. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.
    Haught represents and warrants that he has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

11. NO REPRESENTATIONS. Neither Party has relied upon any representations or statements made by the other Party which are not specifically set forth in this Agreement.

12. SEVERABILITY. If any provision hereof becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

13. ARBITRATION. The Parties will attempt to settle all disputes arising in connection with this Agreement through good faith consultation. If no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute will be settled by binding arbitration to be conducted in Maricopa County, Arizona before the American Arbitration Association.
    The arbitration decision will be final, conclusive and binding on both
    Parties and any arbitration award or decision may be entered in any court having jurisdiction. The Parties agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding will be awarded reasonable attorneys' fees and costs. This Section 13 will not apply to the
    Nondisclosure Agreement. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE
    TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

14. ENTIRE AGREEMENT. This Agreement, and the exhibits hereto, represent the entire agreement and understanding between the Company and Haught concerning Haught's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Haught's relationship with the Company and her compensation by the Company.

15. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Haught and the Company.

16. GOVERNING LAW. This Agreement will be governed by the laws of the State of
    Arizona, without regard to its conflicts of law provisions.

17. EFFECTIVE DATE. This Agreement is effective upon the expiration of the
    Revocation Period described in Section 7 and such date is referred to herein as the "EFFECTIVE DATE."

18. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

19. ASSIGNMENT. This Agreement may not be assigned by Haught or the Company without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Haught.

20. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the
    Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

        a. they have read this Agreement;

        b. they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

        c. they understand the terms and consequences of this Agreement and of the releases it contains; and

        d. they are fully aware of the legal and binding effect of this
           Agreement.

IN WITNESS WHEREOF, the Parties have executed this Separation Agreement and
Mutual Release on the respective dates set forth below.

SurfNet:

SURFNET MEDIA GROUP, INC.

/s/ Robert D. Arkin

By: Robert D. Arkin
    Chairman

Dated: April 20, 2004

Subsidiary:

SURFNET NEW MEDIA, INC.

/s/ Robert D. Arkin

By: Robert D. Arkin
    Chairman

Dated: April 20, 2004

Haught:

/s/ Karen B. Haught

Karen B. Haught

Dated: April 20, 2004